 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Information Statement

CloudCommerce, Inc.

(Name of Registrant as Specified In Its Charter)

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(2)	Aggregate number of securities to which transaction applies:

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CloudCommerce, Inc.

321 Sixth Street

San Antonio, TX 78215

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holder of a majority of the voting power of the stockholders of CloudCommerce, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”), has approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 2,000,000,000 to 10,000,000,000.

The action will become effective on the 20th day after the definitive information statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

	By	Order of the Board of Directors

Andrew Van Noy
Chief Executive Officer and Director

April 14, 2021

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CloudCommerce, Inc.

321 Sixth Street

San Antonio, TX 78215

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about April __, 2021.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 2,000,000,000 to 10,000,000,000.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of Andrew Van Noy, our chief executive officer and chairman, to approve the amendment to our articles of incorporation. Mr. Van Noy is the holder of our 1,000 outstanding shares of Series H Preferred Stock, which provides him with 51% of the voting power of the Company’s stockholders.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUHORIZED SHARES OF COMMON STOCK FROM 2,000,000,000 to 10,000,000,000

Our board of directors and the holder of the majority of the voting power of our stockholders have approved an amendment to our articles of incorporation to increase our authorized shares of common stock from 2,000,000,000 to 10,000,000,000. The increase in our authorized shares of common stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of Nevada. We will file the amendment to our articles of incorporation to effect the increase in our authorized shares of common stock approximately (but not less than) 20 days after this information statement is mailed to stockholders.

The form of certificate of amendment to be filed with the Secretary of Nevada is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Proposal

Our articles of incorporation currently authorizes us to issue a maximum of 2,000,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Our issued and outstanding securities, as of April 14, 2021, are as follows:

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•	977,498,294 shares of common stock;
•	450,625,000 shares of common issuable upon conversion of 18,025 outstanding shares of Series B Preferred Stock;
•	144,250,000 shares of common issuable upon conversion of 14,425 outstanding shares of Series C Preferred Stock (the holder of such shares has agreed not to convert such shares to common stock until such time as the Company has increased its authorized common stock);
•	225,000,000 shares of common stock issuable upon conversion of 90,000 outstanding shares of Series D Preferred Stock;
•	20,000,000 shares of common stock issuable upon conversion of 10,000 outstanding shares of Series E Preferred Stock;
•	2,353 shares of Series F Preferred Stock, which are not convertible into common stock;
•	136,684,211 shares of common stock issuable upon conversion of 2,597 outstanding shares of Series G Preferred Stock (the holder of such shares has agreed not to convert such shares to common stock until such time as the Company has increased its authorized common stock);
•	1,000 shares of Series H Preferred Stock, which are not convertible into common stock;
•	786,233,332 shares of our common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.006 per share (holders of 662,000,000 of such options, including officers and directors of the Company, have agreed not to exercise such options until such time as the Company has increased its authorized common stock);
•	10,000,000 shares of our common stock issuable upon exercise of outstanding prefunded warrants, with an exercise price of $0.001 per share;
•	171,428,572 shares of common stock issuable upon exercise of warrants with an exercise price of $0.0454; and
•	21,627,138 shares of common stock issuable upon exercise of warrants, with an exercise price of $0.047.

The increase in authorized shares of common stock is necessary in order for the Company to be able to issue all shares of common stock that are potentially issuable upon conversion or exercise of outstanding warrants, options, and convertible preferred stock. The board also believes that the increase in authorized shares of common stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock-based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

At present, other than in connection with the possible conversion or exercise of outstanding warrants, options, and convertible preferred stock (each at the option of their respective holders), the board of directors has no other plans to issue the additional shares of common stock authorized by the amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of common stock that will become available pursuant to the amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that the amendment could facilitate future efforts by us to deter or prevent changes in

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control of the Company, including transactions in which shareholders of the Company might otherwise receive a premium for their shares over then current market prices.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names of our executive officers and directors and all persons known by us to beneficially own 5% or more of our issued and outstanding common stock at April 14, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of April 14, 2021 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 977,498,294 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o CloudCommerce, Inc., 321 Sixth Street, San Antonio, TX 78215. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name, Title and Address	Number of Shares Beneficially Owned (1)	Percentage Ownership
Gregory Boden Director, Chief Financial Officer, and Corporate Secretary (2)	40,257,561	4.0%
Andrew Van Noy Chairman, Chief Executive Officer, and President (3)	103,810,130	9.6%
Kevin Myers Director (4)	18,084,018	1.8%
All current Executive Officers and Directors as a Group (3 persons)	162,151,719	14.3%

Zachary Bartlett Vice President of Communications (5)	67,533,303	6.5%
Jerry Hug Director of Operations (6)	63,013,699	6.1%

_______________________

(1)	Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)	Includes 40,205,479 shares which may be purchased by Mr. Boden pursuant to stock options that are exercisable within 60 days of April 14, 2021. Does not include shares of common stock issuable upon conversion of Series C Preferred stock held Bountiful Capital LLC, of which Mr. Boden serves as President. Such securities are subject to 4.99% ownership blockers.

(3)	Includes 95,205,479 shares which may be purchased by Mr. Van Noy pursuant to stock options that are exercisable within 60 days of April 14, 2021. Mr. Van Noy also owns our 1,000 shares of Series H Preferred Stock, which provides him with 51% of the voting power of our stockholders.

(4)	Includes 18,084,018 shares which may be purchased by Mr. Myers pursuant to stock options that are exercisable within 60 days of April 14, 2021.

(5)	Includes 35,000,000 shares which may be purchased by Mr. Bartlett pursuant to stock options that are exercisable within 60 days of April 14, 2021.

(6)	Includes 63,013,699 shares which may be purchased by Mr. Hug pursuant to stock options that are exercisable within 60 days of April 14, 2021.

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ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with such act we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information are available at the SEC’s website at www.sec.gov.

	By	Order of the Board of Directors

Andrew Van Noy
Chief Executive Officer and Director

April 14, 2021

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Appendix A

Form of Certificate of Amendment

To Articles of Incorporation

Of CloudCommerce, Inc.

The second sentence of Article IV is amended to read as follows:

One class of shares shall be designated as common stock, par value $0.001, and the total number of shares of common stock which this corporation is authorized to issue is 10,000,000,000.

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